UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2020, Match Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form8-K (the “Original 8-K”) reporting that, on January 28, 2020, Sharmistha Dubey was appointed Chief Executive Officer of the Company and Gary Swidler was appointed to the additional role of Chief Operating Officer of the Company, each appointment being effective March 1, 2020. This amendment amends the Original 8-K to include the below information regarding compensation arrangements for Ms. Dubey and Mr. Swidler.
Restricted Stock Unit Awards
In connection with Ms. Dubey’s appointment as Chief Executive Officer of the Company, on February 13, 2020, the Compensation and Human Resources Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the grant of 123,411 restricted stock units to Ms. Dubey on February 18, 2020. The restricted stock unit award was made pursuant to the terms of the Company’s Amended and Restated 2017 Stock and Annual Incentive Plan (the “2017 Plan”) and vests in two equal installments on each of September 1, 2022 and 2023, subject to continued service.
In connection with Mr. Swidler’s appointment to the additional role of Chief Operating Officer, on February 13, 2020, the Compensation Committee approved the grant of 78,983 restricted stock units to Mr. Swidler on February 18, 2020. The restricted stock unit award was made pursuant to the terms of the 2017 Plan and vests in two equal installments on each of February 18, 2022 and 2023, subject to continued service.
CEO Agreement
On February 13, 2020, the Company entered into a new employment agreement with Ms. Dubey, which will replace the current employment agreement with Ms. Dubey in its entirety, effective March 1, 2020. A summary of the key terms of Ms. Dubey’s new employment agreement is set forth below:
Term: The agreement provides for an initial term of one year from the effective date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Ms. Dubey 90 days prior to the expiration of the then-current term.
Compensation: Ms. Dubey will receive an annual base salary of $750,000, subject to increases from time to time in the Company’s discretion. Ms. Dubey will also be eligible for discretionary annual bonuses and equity awards.
Severance: Upon a termination of Ms. Dubey’s employment by the Company without “cause” (and other than by reason of death or disability), or Ms. Dubey’s resignation for “good reason,” subject to the execution and non-revocation of a release and compliance with the restrictive covenants set forth below: (i) Ms. Dubey will be entitled to salary continuation for 12 months (the “Severance Period”), subject to offset, (ii) all Company equity awards and equity awards issued by any Company subsidiary that are outstanding on the date of termination and that would have vested through the first anniversary of her date of termination will vest on the termination date, and (iii) during the Severance Period (but ceasing once equivalent employer-paid coverage is otherwise available to her), Ms. Dubey will be entitled to continued coverage under the Company’s group health plan or monthly payments necessary to cover the premiums for continued coverage under the Company’s plans through COBRA, which payments will be grossed up for applicable taxes. Upon a termination of Ms. Dubey’s employment for any reason other than for “cause,” all vested stock options will remain exercisable for 18 months following the termination date. Upon a termination of Ms. Dubey’s employment due to her death, all Company equity awards and equity awards issued by any Company subsidiary that are outstanding on the termination date and that would have vested through the first anniversary of the date of termination will vest upon her death. In addition, if Ms. Dubey elects to terminate her employment other than for “good reason” at any time following the initial term, and she has not engaged in any conduct that would constitute “cause,” and subject to the execution and non-revocation of a release and compliance with the restrictive covenants set forth below, fifty percent of the then unvested portion of Company equity awards and equity awards issued by any Company subsidiary will vest upon such termination.
Restrictive Covenants: Pursuant to her agreement, Ms. Dubey is bound by a covenant not to compete with the Company during the term of her employment and for 24 months thereafter and by covenants not to solicit the Company’s employees or business partners during the term of her employment and for 24 months thereafter. In addition, Ms. Dubey has agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.
The above summary is qualified in its entirety by reference to Ms. Dubey’s employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
COO and CFO Agreement
On February 13, 2020, the Company entered into an amendment of Mr. Swidler’s employment agreement, effective March 1, 2020, to reflect his appointment to the additional role of Chief Operating Officer as described above and an increase in his annual base salary to $675,000. A copy of the amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Sharmistha Dubey and Match Group, Inc., dated February 13, 2020
10.2	Employment Agreement Amendment between Gary Swidler and Match Group, Inc., dated February 13, 2020
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
Chief Legal Officer and Secretary

Date: February 20, 2020